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                                                                       EXHIBIT N


INDEPENDENT AUDITORS' CONSENT



MERRILL LYNCH HIGH INCOME MUNICIPAL BOND FUND, INC.:



We consent to the use in Post-Effective Amendment No. 3 to Registration Statement No. 33-50861 of our report dated September 30, 1996 and to the reference to us under the caption "Financial Highlights," which appears in the Prospectus, which is a part of such Registration Statement.



Deloitte & Touche LLP

Princeton, New Jersey

November 7, 1996